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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

        We hereby consent to the incorporation by reference in the Registration Statement of Webvan Group, Inc. on Form S-8/S-3 of our report dated March 5, 1999 (August 5, 1999 as to the second paragraph of Note 1 and as to Note 15 and September 21, 1999 as to the first paragraph of Note 7), appearing in Registration Statement No. 333-84703 on Form S-1 of Webvan Group, Inc.

/s/ DELOITTE & TOUCHE LLP
-------------------------
Deloitte & Touche LLP


San Jose, California
December 10, 1999